                                                                EXHIBIT 99(C)(6)

                              ASSUMPTION AGREEMENT


     McDermott Acquisition Company, Inc., a Panama corporation ("AcquisitionCo."), hereby expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of the Merger Subsidiary (as defined in the Merger Agreement referred to below) under the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 7, 1999 between J. Ray McDermott, S.A., a Panama corporation (the "Company"), and McDermott International, Inc., a Panama corporation ("Parent"). All references in the Merger Agreement to the "Merger Subsidiary" shall hereafter refer to AcquisitionCo. and its successors.

     Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), AcquisitionCo. shall be merged with and into the Company in accordance with Panama Law, whereupon the separate existence of AcquisitionCo. shall cease, and the Company shall continue as the surviving corporation. Parent shall not be a party to any merger pursuant to the Merger Agreement.
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     IN WITNESS WHEREOF, McDermott Acquisition Company, Inc. has caused its duly authorized officer to execute and deliver this Assumption Agreement as of May 28, 1999.


                                        MCDERMOTT ACQUISITION
                                        COMPANY, INC.

                                        By:  /s/  D.R. Gaubert
                                           --------------------------------
                                           Name:  D.R. Gaubert
                                           Title: Treasurer

Agreed and accepted:

J. RAY MCDERMOTT, S.A.

By:  /s/  S.W. Murphy
   --------------------------------
   Name:  S.W. Murphy
   Title: Senior Vice President
          and General Council
          and Corporate Secretary


MCDERMOTT INTERNATIONAL, INC.

By:  /s/  R.E. Tetrault
   --------------------------------
   Name:  R.E. Tetrault
   Title: Chairman of the Board and
          Chief Executive Officer

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